FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                             OKLAHOMA CITY, OK 73102
G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
     -----

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                               September 21, 2000







R. C. Cunningham II, President
Sooner Holdings, Inc.
2680 West Interstate 40
Oklahoma City, OK  73108

                                    Re:     Sooner Holdings, Inc.

Dear Mr. Cunningham:

        I have reviewed the Form SB-2 Registration Statement of Sooner Holdings, Inc. and am of the opinion that under federal and Oklahoma law the 1,000,000 shares of Common Stock being registered have been legally issued, are fully paid, and are non-assessable.

                                   Sincerely,


                                   /s/ Thomas J. Kenan
                                   ----------------------------
                                   Thomas J. Kenan





                                                                      Exhibit 5
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